Exhibit 10.12

AMENDMENT TO

STOCK OPTION AWARD AGREEMENT

This Amendment to Stock Option Award Agreement (the “Amendment”) is made and entered into as of March 20, 2023 (the “Agreement Date”) by and between Graybug Vision, Inc. (the “Company”) and [First Name Last Name] (the “Holder”). The Company, Camaro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and CalciMedica, Inc., a Delaware corporation (“CalciMedica”) have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of November 21, 2022 (the “Merger” and the effective date of the closing (the “Closing”) thereof, the “Closing Date”), the Board has approved an amendment to the Qualifying Options (defined below), such that the post-termination exercise period for the Qualifying Options will be extended as more fully described in Section 1 below, which will become effective as of the Closing Date (the “Amendment Effective Date”) subject to and contingent upon (i) the Closing, (ii) involuntary termination of Holder’s employment with the Company without “cause” in accordance with Section 5.6(a) of the Merger Agreement, and (iii) Holder’s agreement and consent under this Amendment.

The Company’s Board of Directors (the “Board”) previously granted to Holder certain stock option awards for Company common stock with an exercise price equal to or less than $1.33 per share (prior to adjustment to reflect a stock split occurring on or prior to the Agreement Date), as listed on Exhibit A hereto (the “Qualifying Options”) under the Company’s 2020 Equity Incentive Plan (the “Plan”) and, respectively, a written stock option award agreement (the “Option Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Plan and the Option Agreement.

The parties hereto agree as follows:

1. Amendment. The Option Agreements are hereby amended to provide that Holder’s Qualifying Options may be exercised at any time prior to the earlier of the (a) expiration date of the Qualifying Option, as set forth in the applicable Option Agreement, and (b) close of business on March 1, 2024, after which the Qualifying Options will expire.

2. Tax Consequences of the Amendment—ISO Disqualification. Holder hereby acknowledges and agrees that if the fair market value of the Company’s common stock exceeds $1.33 on the Agreement Date (adjusted to reflect a stock split occurring on or prior to the Agreement Date), then on the Agreement Date, any of the Qualifying Options that are incentive stock options (“ISOs”) shall cease to be ISOs under Section 422 of the Internal Revenue Code of 1986, as amended, and the Qualifying Options shall default to and become non-statutory stock options (“NQSOs”). As a result, Holder must satisfy all applicable withholding tax obligations upon exercise of the Qualifying Options and no exercise of the Qualifying Options will be accepted unless the Holder makes arrangements satisfactory to the Company to satisfy such withholding tax obligations.

3. Acknowledgment. Except as set forth in this Amendment, the provisions of the Option Agreement are in all respects acknowledged and confirmed, and all such terms, provisions and conditions thereof shall be and continue to remain in full force and effect.

4. Choice of Law and Venue. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Amendment, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

5. Voluntary and Informed Agreement. Holder acknowledges that Holder has read this Amendment, that Holder has been advised that Holder should consult with an attorney before Holder executes this Amendment, and that Holder understands all of its terms and executes it voluntarily and with full knowledge of its significance and the consequences, including tax consequences and potential economic consequences, thereof.

6. Effect of this Amendment. In the event of any inconsistency or conflict between the provisions of the Option Agreement and this Amendment, the provisions of this Amendment will prevail and govern. All references to the Option Agreement or in any exhibit or schedule thereto shall hereinafter refer to the Option Agreement as amended by this Amendment.

7. Counterparts; Electronic Signatures. This Amendment may be executed and delivered by electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8. Entire Agreement. This Amendment, the Plan and the Option Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[Signature Page to Amendment to Stock Option Award Agreement Follows]

IN WITNESS WHEREOF, the Company and Holder have executed this Amendment effective as of the Amendment Effective Date.

GRAYBUG VISION, INC.

By:

Name:
Title:

Acknowledged and Agreed:

[First Name Last Name]

[Signature Page to Amendment to Stock Option Award Agreement]

Exhibit A

Qualifying Options

[First Name Last Name]

Note: Information included in the following table has not been adjusted to reflect a stock split occurring on or prior to the Agreement Date.

Date of Grant	Exercise Price Per Share	ISO or NQSO as of Date of Grant	Number of Shares Subject to the Qualifying Option on Date of Grant